Exhibit No. EX-99.23(d)(1)(a)

                                    EXHIBIT A
                          INVESTMENT ADVISORY AGREEMENT
                  BETWEEN GARTMORE VARIABLE INSURANCE TRUST AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                                Dated May 2, 2005
                       AMENDED effective as of May 1, 2006

FUNDS OF THE TRUST                                      ADVISORY FEES
------------------                                      -------------
Gartmore GVIT Nationwide Fund                           0.60% on assets up to $250 million
                                                        0.575% on assets of $250 million or more but less than
                                                        $1 billion
                                                        0.55% on assets of $1 billion or more but less than $2
                                                        billion
                                                        0.525% on assets of $2 billion or more but less than $5
                                                        billion
                                                        0.50% for assets of $5 billion or more

Gartmore GVIT Growth Fund                               0.60% on assets up to $250 million
                                                        0.575% on assets of $250 million and more but less
                                                        than $1 billion
                                                        0.55% on assets of $1 billion and more but less
                                                        than $2 billion
                                                        0.525% on assets of $2 billion and more but less
                                                        than $5 billion 0.50% for assets of $5 billion and
                                                        more

Gartmore GVIT Government Bond Fund                      0.50% on assets up to $250 million
                                                        0.475% on assets of $250 million and more but less
                                                        than $1 billion
                                                        0.45% on assets of $1 billion and more but less
                                                        than $2 billion
                                                        0.425% on assets of $2 billion and more but less
                                                        than $5 billion 0.40% for assets of $5 billion and
                                                        more

Gartmore GVIT Money Market Fund                         0.40% on assets up to $1 billion
                                                        0.38% on assets of $1 billion and more but less
                                                        than $2 billion
                                                        0.36% on assets of $2 billion and more but less
                                                        than $5 billion
                                                        0.34% for assets of $5 billion and more

Gartmore GVIT Money Market Fund II                      0.50% on assets up to $1 billion
                                                        0.48% on assets of $1 billion and more but less
                                                        than $2 billion
                                                        0.46% on assets of $2 billion and more but less
                                                        than $5 billion
                                                        0.44% for assets of $5 billion and more

J.P. Morgan GVIT Balanced Fund                          0.75% on assets up to $100 million
                                                        0.70% for assets of $100 million and more

GVIT S&P 500 Index Fund                                 0.13% on assets up to $1.5 billion
                                                        0.12% on assets of $1.5 billion and more but less
                                                        than $3 billion
                                                        0.11% on assets of $3 billion and more

                                    EXHIBIT A
                          INVESTMENT ADVISORY AGREEMENT
                  BETWEEN GARTMORE VARIABLE INSURANCE TRUST AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                                DATED MAY 2, 2005
                       AMENDED effective as of May 1, 2006

FUNDS OF THE TRUST                                            ADVISORY FEES
------------------                                            -------------
Van Kampen GVIT Comstock GVIT Value Fund                      0.80% on assets up to $50 million
(formerly Comstock GVIT Value Fund)                           0.65% for assets of $50 million and more
                                                              but less than $250 million
                                                              0.60% on assets of $250 million and more
                                                              but less than $500 million
                                                              0.55% for assets of $500 million and more

Gartmore GVIT Worldwide Leaders Fund(1)                       0.90% on assets up to $50 million
                                                              0.85% for assets of $50 million and more

Federated GVIT High Income Bond Fund                          0.80% on assets up to $50 million
                                                              0.65% for assets of $50 million and more but less
                                                              than $250 million
                                                              0.60% on assets of $250 million and more but less than
                                                              $500 million
                                                              0.55% for assets of $500 million and more

Van Kampen GVIT Multi Sector Bond Fund                        0.75% on assets up to $200 million
                                                              0.70% for assets of $200 million and more

GVIT Mid Cap Index Fund                                       0.22% on assets up to $1.5 billion
                                                              0.21 % on assets of $1.5 billion and more but
                                                              less than $3 billion
                                                              0.20% on assets of $3 billion and more

GVIT Small Cap Growth Fund                                    0.95% of the Fund's average daily net assets

GVIT Small Cap Value Fund                                     0.90% on assets up to $200 million
                                                              0.85% for assets of $200 million and more

Gartmore GVIT Mid Cap Growth Fund                             0.75% on assets up to $200 million
                                                              0.70% for assets of $200 million and more

GVIT Small Company Fund                                       0.93% of the Fund's average daily net assets

Gartmore GVIT Global Technology and                           0.88% on assets up to $500 million
Communications Fund(1)                                        0.83% on assets of $500 million or more but less than
                                                              $2 billion
                                                              0.78% for assets of $2 billion and more

                                    EXHIBIT A
                          INVESTMENT ADVISORY AGREEMENT
                  BETWEEN GARTMORE VARIABLE INSURANCE TRUST AND
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                                DATED MAY 2, 2005
                       AMENDED effective as of May 1, 2006

FUNDS OF THE TRUST                                           ADVISORY FEES
------------------                                           -------------
Gartmore GVIT Global Health Sciences Fund(1)                 0.90% on assets up to $500 million
                                                             0.85% on assets of $500 or more but less than $2 billion
                                                             0.80% for assets of $2 billion and more

Gartmore GVIT U.S. Growth Leaders Fund(2)                    0.90% on assets up to $500 million
                                                             0.80% on assets of $500 million or more but less than
                                                             $2 billion
                                                             0.75% on assets of $2 billion and more

Gartmore GVIT Investor Destinations Aggressive Fund          0.13% of the Fund's average daily net assets
Gartmore GVIT Investor Destinations Moderately
Aggressive Fund
Gartmore GVIT Investor Destinations Moderate Fund
Gartmore GVIT Investor Destinations Moderately
Conservative Fund
Gartmore GVIT Investor Destinations Conservative Fund

Gartmore GVIT Nationwide Leaders Fund(1)                     0.80% on assets up to $500 million
                                                             0.70% on the $500 million or more but less than
                                                             $2 billion
                                                             0.65% on assets of $2 billion and more

Dreyfus GVIT International Value Fund                        0.75% on assets up to $500 million
                                                             0.70% on assets of $500 million or more but less than
                                                             $2 billion
                                                             0.65% on assets of $2 billion and more

GVIT Small Cap Index Fund                                    0.20% on assets a to $1.5 billion
                                                             0.19% on assets of $1.5 billion and more but less than
                                                             $3 billion
                                                             0.18% on assets of $3 billion and more

GVIT International Index Fund                                0.27% on assets up to $1.5 billion
                                                             0.26% on assets of $1.5 billion and more but less than
                                                             $3 billion
                                                             0.25%o on assets of $3 billion and more

GVIT Bond Index Fund                                         0.22% on assets up to $1.5 billion
                                                             0.21% on assets of $1.5 billion and more but less than
                                                             $3 billion
                                                             0.20% on assets of $3 billion and more

--------------------
(1) Performance fees for the Gartmore GVIT Global Technology and Communications Fund; Gartmore GVIT Global Health Sciences Fund: Gartmore GVIT Nationwide Leaders Fund; Gartmore GVIT Worldwide Leaders Fund.

The base advisory fee for these Funds as set forth above is adjusted each quarter beginning one year after implementation of the Performance Fee, depending upon a Fund's investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund's benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund has out-performed or under-performed its respective benchmark (using the performance of each such Fund's Class III Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

                  +/- 100 bps under/outperformance                    +/- 2bps
                  +/- 200 bps under/outperformance                    +/- 4bps
                  +/- 300 bps under/outperformance                    +/- 6bps
                  +/- 400 bps under/outperformance                    +/- 8bps
                  +/- 500 bps or more under/outperformance            +/- 10bps

The investment performance of each Fund will be the sum of: (1) the change in each Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund will be the Fund's value in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

A description of the specific methodology for calculating, accruing and paying the performance fees for the above-referenced Funds is set forth in Exhibit B to this Agreement.

BENCHMARK INDEX PERFORMANCE:
----------------------------

         The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index will be treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

BENCHMARK INDICES:
------------------

1.   Gartmore GVIT Global Technology and Communications Fund      Goldman Sachs Technology Composite Index
2.   Gartmore GVIT Global Health Sciences Fund                    Goldman Sachs Healthcare Index
3.   Gartmore GVIT Nationwide Leaders Fund                        S&P 500 Index
4.   Gartmore GVIT Worldwide Leaders Fund                         MSCI World Index

--------------------
(2) Performance fee for the Gartmore GVIT U.S. Growth Leaders Fund.

         This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months preceding the end of that month, relative to the investment performance of the Fund's benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million               +1- 22 basis points
Next $1.5 billion in assets                 +1- 18 basis points
Assets of $2 billion and more               +1- 16 basis points

The investment performance of the Gartmore GVIT U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of S&P 500 Index, at the beginning of such period will be the sum of:
(1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.